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                                                                    EXHIBIT 10.2

                                                         Effective July 21, 1995

                                 AMENDMENT NO.1
                          TO THE DURIRON COMPANY, INC.
                       ANNUAL INCENTIVE COMPENSATION PLAN
                              FOR SENIOR EXECUTIVES
                          (AS RESTATED JANUARY 1, 1994)

SECTION IX(B) IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

         "B.      ELECTION TO DEFER

                  Each Participant may elect to defer distribution of an Award (cash or Shares or both) or a portion thereof. The Participant's election to defer must be made either at or before August 31 of the applicable Plan Year. Such election may not be changed after August 31 of the applicable Plan Year. Appendix C is a copy of the election to defer, although the Committee may elect to honor any written communication statement from a Participant which communicates substantially the same election intention. The Committee, in its absolute discretion, may elect to accept any such election applicable to the Plan Year beginning January 1, 1990, January 1, 1991, January 1, 1992 or January 1, 1993 where the Committee (or the Chief Administrative Officer on behalf of the Committee, except in cases involving the Chief Administrative Officer) determines in its absolute discretion that the Participant submitted in good faith an irrevocable election to defer a possible award prior to the commencement of the applicable Plan Year, including interpreting any such election made prior to such date as including the deferral of any Share Award, regardless of the content of any election form or notice."

         The remainder of the Plan shall remain in full force and effect as currently stated.